EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-121816 on Form S-3 of our report dated February 27, 2004, relating to the financial statements of Luminent Mortgage Capital, Inc., appearing in the Annual Report on
Form 10-K of Luminent Mortgage Capital, Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
January 18, 2005